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                                                                  EXHIBIT 10.45

                                 PROMISSORY NOTE
                                (LINE OF CREDIT)

$1,000,000.00                                                    Troy, Michigan
Due Date: March 31, 2002                                   Date: March 16, 2001

         FOR VALUE RECEIVED, the undersigned, ("Borrower") promises to pay to the order of CRESTMARK BANK ("Bank"), on or prior to the Due Date, at its office at 850 East Long Lake Road, Troy, Michigan, or at such other place or as the Bank may from time to time designate, the principal sum of ONE MILLION DOLLARS ($1,000,000.00), or such lesser sum as shall have been advanced by the Bank to Borrower, with interest as hereinafter provided, all in lawful money of the United States of America. The advanced and unpaid principal balance of this promissory note (the "Note") shall bear interest at a rate equal to the Prime Rate of Interest as set forth in the Money Rates column of the edition of the Wall Street Journal distributed to subscribers in the Detroit, Michigan area, as such rate may vary from time to time, plus one percentage point (1.0%) (hereinafter the "Effective Rate"). Interest on advances of principal outstanding from time to time shall be paid monthly no later than the 1st day of the month (or the next business day thereafter), commencing May 1, 2001, based on a statement of loan account as set forth in the next paragraph. Interest shall be calculated based on a year of 360 days and based on the actual number of days in a calendar month.

         The Loan Agreement of even date herewith provides for periodic borrowings and the repayment of those borrowings under this Note by Borrower. All indebtedness under this Note shall be charged to a loan account (the "Loan Account") in Borrower's name on Bank's books and records. Bank shall provide Borrower with a monthly statement of the Loan Account, which shall be deemed to be correct and accepted by and binding upon Borrower, unless Bank receives a written statement of exception within ten (10) Business Days of mailing such statement. Bank shall debit the Loan Account the amount of each advance or expense when made or incurred. Bank shall credit the Loan Account with the proceeds of payments made with respect thereto by Borrower.

         Notwithstanding anything herein contained to the contrary, the holder hereof shall never be entitled to receive, collect or apply, as interest on the obligation evidenced by this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event the holder ever receives, collects or applies as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal debt; and, if the principal debt is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable under any specific case exceeds the highest lawful rate, the holder hereof and the Borrower shall to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium, rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of the interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout said entire term.

         Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumptions of these risks.

         In addition to the Loan Agreement, this Note is secured by a letter of credit issued by the Wayne County Employees Retirement System in favor of the Bank in the amount of $1,000,000. Bank shall have all the rights and powers set forth in the Loan Agreement and in any other written agreements heretofore or hereafter given to the Bank by the Borrower (collectively the "Loan Documents"), as though the same were fully set forth herein. Reference is made to the Loan Documents for additional terms and conditions relating to this Note and the Loan Documents are each incorporated herein by reference.


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         In the event a Default as set forth in the Loan Agreement exists, the entire unpaid principal balance and all accrued interest owing under this Note shall be immediately due and payable, together with the costs, attorneys fees and outside consultants' fees reasonably incurred by Bank in collecting or enforcing payment. Upon the occurrence of a Default, as set forth in the Loan Agreement, and during the continuance thereof, the unpaid principal balance of this Note shall bear interest at a rate which is seven percent (7.0%) greater than the Effective Rate otherwise applicable. Any payment of any kind due Crestmark under this Note shall bear a late charge of 5% of the amount due if not received by Crestmark at the address it specifies for payments within ten days after the date it is due. In addition to any other security interests granted, Borrower grants Bank a security interest in all of Borrower's bank deposits, instruments, negotiable documents, and chattel paper which at any time are in the possession or control of Bank, and after the occurrence of a Default, Bank may apply same to any indebtedness or liability owing by Borrower or by any guarantor in payment of any indebtedness due under this Note or otherwise.

         Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower's failure to pay the entire amount due shall be and continue to be an event of default. Borrower hereby jointly and severally waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and agrees to perform and comply with each of the covenants, conditions, provisions, and agreements of Borrower contained in this Note, and any of the Loan Documents. No extension of the time for the payment of this Note of any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or effect the original liability under this Note, either in whole or in part, of Borrower if Borrower or is not a party to such agreement. Borrower agrees to pay all of Bank's costs incurred in the collection of this Note, including reasonable attorneys' fees.

         Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between the holder hereof and the Borrower or between the holder and any other person, or cause holder hereof to be responsible in any way for the debts or obligations of the Borrower or any other person.

         Borrower acknowledges and agrees: (i) that the loan is made for a commercial or business purpose; (ii) that the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 USC Section 1601, et. seq.; and (iii) this Note shall be construed according to the laws of the State of Michigan.

         Upon the occurrence of a Default as set forth in the Loan Agreement, the Bank shall have all rights reserved in this Note and all other Loan Documents and shall have full recourse to the collateral given by Borrower to secure this Note as well as rights which accrue under the letter of credit.

         BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY.


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         If more than one party shall execute this Note, the term "Borrower" as used herein shall mean all parties signing this Note, whether as maker or endorser, and each of them, and all such parties shall be jointly and severally obligated hereunder.

                  "BORROWER"

                  BIG BUCK BREWERY AND STEAKHOUSE, INC.,
                  a Michigan corporation, also doing business as "Auburn Hill Winery" and "Big Buck Brewery and Steakhouse"

                  By:  /s/ William F. Rolinski
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                  Its: President
                      ---------------------------------------------------------



                  Tax ID Number: 38-3196031


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